UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009 (November 16, 2009)

Ampal-American Israel Corporation

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)

555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)

(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

            (a) On November 16, 2009, Merhav Ampal Energy Ltd. (“MAE”), a wholly owned subsidiary of Ampal-American Israel Corporation (the “Company”), on behalf of Ampal Investments and Communications 2009 Ltd. (“Ampal Communications”), a company formed under the laws of Israel and wholly owned by MAE, entered into an Asset Purchase Agreement (the “Agreement”) with 012 Smile Communications Ltd. (“012 Smile”) for the purchase by Ampal Communications of 012 Smile’s current on-going business for 1.2 billion New Israeli Shekels, or approximately $318 million.   The Company, through its subsidiaries, is acquiring substantially all the assets and liabilities of 012 Smile, but excluding (i) certain retained cash and other customary excluded assets, (ii) the rights and obligations of 012 Smile related to the acquisition of Bezeq – The Israeli Telecommunications Corporation Ltd. and (iii) certain indebtedness and other liabilities.  The transaction is subject to customary closing conditions, including regulatory approvals of the Israeli Ministry of Communication and the Israeli Antitrust Commissioner.  The transaction is expected to close during the first quarter of 2010.  MAE has guaranteed the obligations of Ampal Communications under the Agreement.  The Company will finance the acquisition with a combination of its cash on hand and new borrowings.

            (b)  In connection with Agreement, the Company entered into a Side Letter Agreement, dated November 16, 2009 (the “Side Letter”), pursuant to which the Company has guaranteed the obligations of Ampal Communications and MAE under the Agreement.

            012 Smile is a provider of communication services in Israel, offering a wide range of broadband and traditional voice services. 012 Smile’s broadband services include broadband Internet access with a suite of value-added services, specialized data services and server hosting, as well as local telephony via voice over broadband and a WiFi network of hotspots across Israel.  Traditional voice services include outgoing and incoming international telephony, hubbing, roaming and signaling and calling card services.  012 Smile services residential and business customers, as well as Israeli cellular operators and international communication services providers through its integrated multipurpose network. 012 Smile is a majority owned subsidiary of Internet Gold Golden Lines Ltd. (“Internet Gold”), one of Israel’s leading communications groups with a major presence across all Internet related sectors.  Internet Gold and 012 Smile are part of the Eurocom Communications Group.

            The foregoing descriptions of the Agreement and the Side Letter do not purport to be complete and are qualified in its entirety by reference to the agreements, which the Company intends to file as exhibits to its next annual report.

            A copy of the Company’s press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION

99.1	Press release of Ampal-American Israel Corporation, dated November 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: November 20, 2009	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release of Ampal-American Israel Corporation, dated November 16, 2009.

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